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                                                                      EXHIBIT 12

                        LORAL SPACE & COMMUNICATIONS LTD

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                         (In thousands, Except Ratios)
                                  (Unaudited)

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                                                                               NINE MONTHS ENDED
                                                                               SEPTEMBER 30, 1997
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Earnings:
  Income before income taxes, minority interest and equity in net loss of
     affiliates.............................................................        $ 32,259
  Plus interest expense.....................................................          29,918
  Less capitalized interest.................................................          13,777
                                                                                     -------
Earnings available to cover fixed charges...................................        $ 48,400
                                                                                     =======
Fixed charges...............................................................        $(61,962)
                                                                                     =======
Deficiency of earnings to cover fixed charges...............................        $(13,562)
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